As filed with the Securities and Exchange Commission on October 10, 2006
Registration No. 333-52897

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	5140	74-1648137

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)
1390 Enclave Parkway
Houston, Texas 77077-2099
(281) 584-1390
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

THOMAS P. KURZ
Assistant Vice President, Deputy General Counsel and Assistant Secretary
1390 Enclave Parkway
Houston, Texas 77077-2099
(281) 584-1390
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
B. Joseph Alley, Jr., Esq.
Arnall Golden Gregory LLP
171 17th Street, N.W.
Suite 2100
Atlanta, Georgia 30363
(404) 873-8500

     Approximate date of commencement of proposed sale to the public: Sysco Corporation is amending this registration statement to deregister $75,000,000 aggregate principal amount of debt securities.
     If the only securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     THIS POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION MAY DETERMINE.

DEREGISTRATION OF SECURITIES
     Sysco Corporation is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (File No. 333-52897) in order to deregister $75,000,000 aggregate principal amount of debt securities which were originally registered under the Securities Act of 1933 for issuance in one or more offerings and remain unsold.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas, on the 10th day of October, 2006.

SYSCO CORPORATION
By:	/s/ Thomas P. Kurz
Thomas P. Kurz, Assistant Vice President,
Deputy General Counsel and Assistant Secretary and as Agent for Service